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                                                                   Exhibit 10.18



                         FORM OF SALE PARTICIPATION AGREEMENT


                                                           __________ __, 1997



[NAME OF EMPLOYEE]
[TITLE]
Randall's Food Markets, Inc.
3663 Briarpark
Houston, Texas 77042



Dear [NAME OF EMPLOYEE]:

         You have entered into a Management Stockholder's Agreement, dated as of __________ __, 199_ between Randall's Food Market, Inc., a Texas corporation ("the Company"), and you (the "Stockholder's Agreement") relating to the purchase from the Company of shares of the common stock, par value $.25 per share, of the Company (the "Common Stock"). The undersigned, KKR Partners II, L.P., a Delaware limited partnership ("KKR Partners"), and RFM Acquisition LLC, a Delaware limited liability company ("RFM Acquisition"), also have purchased shares of Common Stock and hereby agree with you as follows, effective upon such purchase of Common Stock by you:

         1. In the event that at any time KKR Partners, or RFM Acquisition, as the case may be (each, a "KKR Stockholder" and collectively, the "KKR Stockholders"), proposes to sell for cash or any other consideration any shares of Common Stock owned by it, in any transaction other than a Public Offering (as defined in the Stockholder's Agreement) or a sale to an affiliate of KKR Partners or RFM Acquisition, as the case may be, the KKR Stockholders will notify you or your Purchaser's Estate or Purchaser's Trust (as such terms are defined in Section 2 of the Stockholder's Agreement), as the case may be, in writing (a "Notice") of such proposed sale (a "Proposed Sale") and the material terms of the Proposed Sale as of the date of the Notice (the "Material Terms") promptly, and in any event not less than 15 days prior to the consummation of the Proposed Sale and not more than 5 days after the execution of the definitive agreement relating to the Proposed Sale, if any (the "Sale Agreement"). If within 10 days of your or your Purchaser's Estate's or Purchaser's Trust's, as the case may be, receipt of such Notice the KKR Stockholder receives from you or your Purchaser's Estate or Purchaser's Trust, as the case may be, a written request (a "Request") to include Common Stock held by you or your Purchaser's Estate or Purchaser's Trust, as the case may be, in




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the Proposed Sale (which Request shall be irrevocable unless (a) there shall be a material adverse change in the Material Terms or (b) if otherwise mutually agreed to in writing by you or your Purchaser's Estate or Purchaser's Trust, as the case may be, and the KKR Stockholder), the Common Stock held by you will be so included as provided herein; provided that only one Request, which shall be executed by you or your Purchaser's Estate or Purchaser's Trust, as the case may be, may be delivered with respect to any Proposed Sale for all Common Stock held by you or your Purchaser's Estate or Purchaser's Trust. Promptly after the consummation of the transactions contemplated thereby, the KKR Stockholder will furnish you, your Purchaser's Trust or your Purchaser's Estate with a copy of the Sale Agreement, if any. In the event that both KKR Partners and RFM Acquisition propose to sell shares of Common Stock in the Proposed Sale, the term "KKR Stockholder" shall refer only to RFM Acquisition and not to KKR Partners.

         2. The number of shares of Common Stock which you or your Purchaser's Estate or Purchaser's Trust, as the case may be, will be permitted to include in a Proposed Sale pursuant to a Request will be the lesser of (a) the sum of the number of shares of Common Stock then owned by you or your Purchaser's Estate or Purchaser's Trust, as the case may be, plus all shares of Common Stock which you are then entitled to acquire under an unexercised option to purchase shares of Common Stock, to the extent such option is then vested or would become vested as a result of the consummation of the Proposed Sale and (b) the sum of the shares of Common Stock then owned by you or your Purchaser's Estate or Purchaser's Trust, as the case may be, plus all shares of Common Stock which you are entitled to acquire under an unexercised option to purchase shares of Common Stock, whether or not fully vested, multiplied by a percentage calculated by dividing the aggregate number of shares of Common Stock which KKR Partners and RFM Acquisition propose to sell in the Proposed Sale by the total number of shares of Common Stock owned by the KKR Stockholder or, in the case both KKR Partners and RFM Acquisition propose to sell in the Proposed Sale, KKR Partners and RFM Acquisition. If one or more holders of shares of Common Stock who have been granted the same rights granted to you or your Purchaser's Estate or Purchaser's Trust, as the case may be, hereunder elect not to include the maximum number of shares of Common Stock which such holders would have been permitted to include in a Proposed Sale (the "Eligible Shares"), KKR Partners or RFM Acquisition, or such remaining holders of shares of Common Stock, or any of them, may sell in the Proposed Sale a number of additional shares of Common Stock owned by any of them equal to their pro rata portion of the number of Eligible Shares not included in the Proposed Sale, based on the relative number of shares of Common Stock then held by each such holder, and such additional shares of Common Stock which any such holder or holders propose to sell shall not be included in any calculation made pursuant to the first sentence of this Paragraph 2 for the purpose of determining the number of shares of Common Stock which you or your Purchaser's Estate or

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Purchaser's Trust, as the case may be, will be permitted to include in a
Proposed Sale. KKR Partners and RFM Acquisition, or any of them, may sell in the Proposed Sale additional shares of Common Stock owned by any of them equal to any remaining Eligible Shares which will not be included in the Proposed Sale pursuant to the foregoing.

         3. Except as may otherwise be provided herein, shares of Common Stock subject to a Request will be included in a Proposed Sale pursuant hereto and in any agreements with purchasers relating thereto on the same terms and subject to the same conditions applicable to the shares of Common Stock which the KKR Stockholder proposes to sell in the Proposed Sale. Such terms and conditions shall include, without limitation: the sale price; the payment of fees, commissions and expenses; the provision of, and representation and warranty as to, information requested by the KKR Stockholder; and the provision of requisite indemnifications; provided that any indemnification provided by you, your Purchaser's Estate or your Purchaser's Trust shall be pro rata in proportion with the number of shares of Common Stock to be sold.

         4. Upon delivering a Request, you or your Purchaser's Estate or Purchaser's Trust, as the case may be, will, if requested by the KKR Stockholder, execute and deliver a custody agreement and power of attorney in form and substance satisfactory to the KKR Stockholder with respect to the shares of Common Stock which are to be sold by you or your Purchaser's Estate or Purchaser's Trust, as the case may be, pursuant hereto (a "Custody Agreement and Power of Attorney"). The Custody Agreement and Power of Attorney will provide, among other things, that you or your Purchaser's Estate or Purchaser's Trust, as the case may be, will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such shares of Common Stock (duly endorsed in blank by the registered owner or owners thereof) and irrevocably appoint said custodian and attorney-in-fact as your or your Purchaser's Estate's or Purchaser's Trust's, as the case may be, agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on your or your Purchaser's Estate's or Purchaser's Trust's, as the case may be, behalf with respect to the matters specified therein.

         5. Your or your Purchaser's Estate's or Purchaser's Trust's, as the case may be, right pursuant hereto to participate in a Proposed Sale shall be contingent on your or your Purchaser's Estate's or Purchaser's Trust's, as the case may be, strict compliance with each of the provisions hereof and your or your Purchaser's Estate's or Purchaser's Trust's or, as the case may be, willingness to execute such documents in connection therewith as may be reasonably requested by the KKR Stockholder.

         6. In the event of a Proposed Sale pursuant to Section 1 hereof, the KKR Stockholders may elect, by so specifying in the


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Notice, to require you or your Purchaser's Estate or Purchaser's Trust, as the case may be, to, and you or your Purchaser's Estate or Purchaser's Trust, as the case may be, will, participate in such Proposed Sale in accordance with the terms and provisions of Section 2, 3 and 4 hereof.

         7. The obligations of KKR Partners and RFM Acquisition hereunder shall extend only to you or your Purchaser's Estate or Purchaser's Trust, as the case may be, and no other of your or your Purchaser's Estate's or Purchaser's Trust's, as the case may be, successors or assigns shall have any rights pursuant hereto.

         8. This Agreement shall terminate and be of no further force and effect on the fifth anniversary of the first occurrence of a Public Offering (as defined in the Stockholder's Agreement).

         9. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered to the party to whom it is directed:

         (a) If to KKR Partners or RFM Acquisition, to it at the following address:

                   c/o Kohlberg Kravis Roberts & Co.
                   9 West 57th Street
                   New York, New York 10019
                   Attn:  Nils P. Brous

                   with a copy to:

                   Simpson Thacher & Bartlett
                   425 Lexington Avenue
                   New York, New York  10017
                   Attn:  David J. Sorkin, Esq.

         (b) If to you, to you at the address first set forth above herein;

         (c) If to your Purchaser's Estate or Purchaser's Trust, at the address provided to such partnerships by such entity;

or at such other address as any of the above shall have specified by notice in writing delivered to the others by certified mail.

         10. The laws of the State of Texas (or if the Company reincorporates in another state, of that state) shall govern the interpretation, validity and performance of the terms of this Agreement. No suit, action or proceeding with respect to this Agreement may be brought in any court or before any similar authority other than in a court of competent jurisdiction in the State of Texas (or if the Company reincorporates in another state, of that state), as the KKR

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Stockholders may elect in their sole discretion, and you hereby submit to the non-exclusive jurisdiction of such courts for the purpose of such suit, proceeding or judgment. You hereby irrevocably waive any right which you may have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority.

         11. If KKR Partners or RFM Acquisition transfers its interest in the Company to an affiliate of KKR Partners or RFM
Acquisition, as the case may be, such affiliate shall assume the obligations hereunder of KKR Partners or RFM Acquisition, as the case may be.

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         It is the understanding of the undersigned that you are
aware that no Proposed Sale presently is contemplated and that such a sale may never occur.

         If the foregoing accurately sets forth our agreement, please acknowledge your acceptance thereof in the space provided below for that purpose.

                                       Very truly yours,

                                            KKR PARTNERS II, L.P.

                                       By:  KKR Associates L.P.,
                                            General Partner

                                       By:  ___________________________
                                            General Partner


                                       RFM ACQUISITION LLC

                                       By:  KKR 1996 GP FUND L.P.,
                                            Member

                                       By:  KKR ASSOCIATES 1996 L.P.,
                                            General Partner

                                       By:  KKR 1996 GP L.L.C.,
                                            General Partner

                                       By:  ___________________________
                                            Member



Accepted and agreed to:



By: __________________________
    [NAME OF EMPLOYEE]